Exhibit 10.1
AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED EMPLOYMENT AND NON-COMPETITION AGREEMENT

The Companies and Executive are currently parties to the Second Amended and Restated
Employment and Non-Competition Agreement dated as of August 3, 2020, as amended (the “Agreement”; capitalized terms used and not defined herein have the meaning ascribed to them in the Agreement), and wish to enter into this Amendment No. 2 to the Agreement (this “Amendment”).

WHEREAS, Section 6(b) to the Agreement (Tax Planning Assistance) provides the Company shall reimburse Employee for up to $12,000 per annum for expenses incurred in connection with personal tax and estate planning services;

WHEREAS, Company and Executive wish to amend Section 6(b) to the Agreement so as to increase the annual reimbursement amount; and

WHEREAS, pursuant to Section 12(c) of the Employment Agreement, any modification of the Agreement must be agreed to in a writing signed by Executive and an officer of the Company (other than Executive);

Accordingly, in consideration of the premises and the respective covenants and agreements of the parties set forth below, and intending to be legally bound hereby, the parties agree as follows:

Section 1. Tax Planning Assistance. Section 6(b) to the Agreement is amended and restated in its entirety as follows:

“The Company shall reimburse Executive up to $30,000 per annum for expenses incurred during the Employment Term in connection with personal tax and estate planning.”

Section 2. No Other Changes. Except as amended by this Amendment, all other terms of the Agreement shall continue to be in full force and effect and are hereby ratified and confirmed.

[Remainder of Page Left Blank Intentionally; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of February 16, 2023.
EXLSERVICE HOLDINGS, INC.

By: /s/ Ajay Ayyappan____________
Name: Ajay Ayyappan
Title: Corporate Secretary

ROHIT KAPOOR

By: /s/ Rohit Kapoor______________
Name: Rohit Kapoor